Exhibit 5.6

CONSENT OF Jeffrey Cassoff

August 15, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re:	Nouveau Monde Graphite Inc. (the “Company”)
Registration Statement on Form F-10 of the Company filed on August 15, 2025 (the “Form F-10”)

I, Jeffrey Cassoff, employed with BBA Inc., hereby consent to (i) the written disclosure regarding:

•	Chapters 15 and 16 with the exception of Sections 16.7, 16.8 and 16.9, but including 16.7.3 and 16.7.4, as well as contributions for the relevant portions of Chapters 1, 25, 26 and 27 of the of the Technical Report titled “NI 43-101 Updated Technical Feasibility Study Report for the Matawinie Mine and the Bécancour Battery Material Plant Integrated Graphite Projects” dated March 25, 2025, and issued to the public as of March 31, 2025;

•	Chapters 15 and 16, as well as contributions for the relevant portions of Chapters 1, 21, 25, 26 and 27 of the Technical Report titled “NI 43-101 Technical Report – PEA Report for the Uatnan Mining Project” dated February 24, 2023 with an effective date of January 10, 2023;

•	the Mineral Reserve Estimate for the Matawinie Mineral Reserve for the West Zone in the Company’s Management’s Discussion and Analysis for the year ended December 31, 2024 and the Material Change Report dated April 3, 2025 and the Matawinie Mine Mineral Reserves in the Company’s Annual Information Form for the year ended December 31, 2024; and

•	the scientific and technical information within the Material Change Report dated April 3, 2025;

and (ii) to references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interests of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Form F-10 being filed by the Company with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Jeffrey Cassoff
Jeffrey Cassoff
BBA Inc.